BB&T Commercial & Industrial Conference
April 7, 2011

Forward-Looking Statement
Certain statements provided in this presentation, including those that express a belief, expectation or intention and those that are not of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks and uncertainties and are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These risks and uncertainties may cause actual results to differ materially from expected results and are described in detail in filings made by U.S. Concrete, Inc. (the “Company”) with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
The forward-looking statements speak only as of the date of this presentation. Investors are cautioned not to rely unduly on them. Many of these forward-looking statements are based on expectations and assumptions about future events that may prove to be inaccurate. The Company’s management considers these expectations and assumptions to be reasonable, but they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no obligation to update these statements unless required by applicable securities laws.
Also, this presentation will contain various financial measures not in conformity with generally accepted accounting principles (“GAAP”).  A reconciliation to the most comparable GAAP financial measure can be found at the end of this presentation.

Company Overview

Top 10 Producer of Ready Mixed Concrete in the U.S.Ready mixed concrete
3.8 million cubic yards in 2010
102 fixed concrete and 11 portable plants
Leading market position in 4 regions
Precast products
Seven production facilities
Serving 3 states
Aggregate business
11 owned and leased aggregate facilities
2 of 11 aggregate facilities leased to third parties

Revenue by Business Segment 2009 Revenue 2010 Revenue $57 $428 $56 $400 Ready Mix Precast
Note:  Ready-Mix revenue net of intersegment sales

Broad Geographic Footprint HEADQUARTERs FIXED READY-MIXED PRECAST AGGREGATES

113 ready mixed concrete plants producing 3.8 million cubic yards of concrete Approximately 72 million tons of owned and leased reserves
7 pre-cast concrete plants generating $56 million in annual revenue 800+ ready-mixed concrete trucks 1,232 other vehicles
$29 million book value of owned real estate

Consolidated Revenue Ready-Mixed Only Note:  2005 – 2007 includes Michigan revenue Revenue  Series 2   Series 3 2005 $525.6  2.4  2  2006 $728.5  4.4 2 2007 $803.8 1.8  3 2008 $685.4  2.8  5 2009 $485.4 2010 $455.7 Commercial Residential Public Works 2005 45.9%  50.4% 3.7% 2006 50.5%  42.2%  7.3% 2007 49.1%  35.0% 16.0% 2008  54.7% 26.0% 19.3% 2009  54.7% 18.9%  26.4% 2010  53.0% 19.5%  27.5%

Industry Overview

Industry Overview
Large, Fragmented Market Concrete Products Market Size
Over $43.0 billion in annual revenue
More than 2,300 independent ready-mixed concrete producers
More than 3,500 precast concrete manufacturers
Increasing vertical integration among cement, aggregates and concrete producers
& 60.0 $ 40.0 $ 20.0 $0.0 Pre-Cast  $18.5
($ in billions)
Ready Mixed $24.7
Source: National Ready-Mixed Concrete Association and National Precast Concrete Association

Route to Market ready mixed concrete and concrete products are the principle route to market for both cement and aggregates Cementitious Aggregates Inland Agg. Marine Agg. Bitumen Mortor Ready Mix Concrete Products Asphalt + Construction Services Customer Home Builders General Contractors/ Self Builders Merchants/DIY Civil Engineering Local Authorities / Highway Agency % Indicates amount of volume moved through each report
5% 5% 75% 15% 2% 22% 36% 15% 25%

Ready-Mixed Concrete End Use Markets
Commercial and industrial sectors generate higher margins Streets and highways often self-performed by construction companies Total U.S. Market Street, Highway & Other Public Works 73% Commercial & Industrial 14% Residential Source:  2010 McGraw-Hill Construction Data

Economic Conditions and Forecast

Construction Outlook The outlook for the US construction industry and consequent demand for concrete will be shaped by public policy action in the short-term.
The US construction industry is expected to produce year-over-year growth for the first time since 2006; total US construction starts are forecasted to increase 3% in 2010 to a dollar value of $432.0 billion after declining
Total U.S. Construction Starts Growth (YOY % Growth) approximately 25% in 2009. Although 2010 construction starts were projected to grow from their 2009 level, on a dollar value basis, they remain 37% below their 2006 peak of $690.0 billion. Total U.S. Construction Starts ($ in billions)
Portland Cement   Masonry Cement Source:  McGraw-Hill 2010 Construction Outlook
2005 13% 2006   3% 2007  -7% 2008  -13% 2009 -25% 2010 3%
Portland Cement    Masonry Cement 2005           $670           2006           $690           2007           $641           2008           $555           2009           $419           2010           $432

Residential Demand Number of Starts Note:  PCA Fall 2010
Single Family                                Multi-Family
2005           1,719           354 2006                      1,474           338 2007                      1,038           306 2008                      617           282 2009440113 2010476126 2011492155
2012           690           190  2013                      945           240 2014                      1,175           325
2015           1,236           355 2005                      $2,073.0 2006                                $1,812.0                      -12.6%
2007           $1,344.0                      -25.8% 2008                      $899.0                      -33.1% 2009                      $553.0                      -38.5%
2010           $602.0                      8.9% 2011                      $647.0                      7.5% 2012                      $880.0                      36.0% 2013$1,185.034.7% 2014$1,500.026.6% 2015$1,591.06.1%

Commercial DemandMetric Tons of Cement Note:  PCA Fall 2010
2009           6,092
2010           4,503
2011           4,266
2012           4,372
2013           5,766
2014           8,863
2015           12,620
2009           $6,092.0
2010           $4,503.0                      -26.1%
2011           $4,266.0                      -5.3%
2012           $4,372.0                      2.5%
2013           $5,766.0                      31.9%
2014           $8,863.0                      53.7%
2015           $12,620.0                      42.4%

Public Construction DemandMetric Tons of Cement Note:  PCA Fall 2010
2009           35,770
2010           36,495
2011           36,590
2012           35,375
2013           39,230
2014           45,302
2015           50,277
2009           $35,770.0
2010           $36,495.0                      2.0%
2011           $36,590.0                      0.3%
2012           $35,375.0                      -3.3%
2013           $39,230.0                      10.9%
2014           $45,302.0                      15.5%
2015           $50,277.0                      11.0%

Company Strategy and Focus

Strategic Plan  Key Elements Market and Customer Segmentation  Reposition existing customer and product mix Promote value-added products Change the point-of-sale Pursue sustainable construction market Maximize Operational Excellence Be a low cost operator Provide outstanding customer service Eliminate waste and inefficiencies Exploit systems and technology advantage Evaluate Assets, Business Units and Opportunities
Long-term market demand conditions Customer mix versus market demand
Vertically integrated competition ROI and capital requirements

Continue to aggressively manage through current economic cycle
Closely monitor liquidity
Limit capital spending to internally generated cash flow
Evaluate assets, business units and opportunities
Ensure assets are delivering appropriate returns
Develop plan to improve underperforming operations
Stick to our knitting
Maximize value of our existing operations
Focus on value-added products, customer service and operating efficiency
Pursue Strategic Development Opportunities
Look to businesses that enhance existing position, such as aggregates
Utilize creative structures to limit capital investment required

Financial Summary

Performance Summary Analysis
Volume and Price Trend
Revenue, EBITDA and Margin Trend
Volume ASP Series 3
2008 5,674 $96.19  2
2009 3,948 $96.38 2
2010 3,805 $92.54 3
Category 4 4.5 2.8 5
Revenue Adjusted EBITDA % Margin
2008 $685.4 $41.1 6.0%
2009 $485.4 $16.7 3.4%
2010 $455.7 $12.5 2.7%
Category 4 $4.5 $2.8 500.0%

2010 Highlights
Restructuring of balance sheet completed with long-term debt reduced by $243.0 million
Ready-mixed and precast backlog increased significantly from 2009 year-end
Relatively stable raw material spread 44.2%
Average sales price appears to be stabilizing
4th quarter 2010 revenues up 3.3% over prior year on an 8.6% increase in ready-mixed volume

Condensed Consolidated Balance Sheet
"December 31,
2010"                      "December 31,
2009"
(in thousands)
ASSETS
Cash                       $5,290                                 $4,229
Other current assets                                                       118,141                                 124,360
Property, plant and equipment, net                                                                            140,274                                 239,917
Goodwill and other assets                                                                 11,823                                 20,654
Total assets                                 $275,528                                 $389,160

LIABILITY
Current liabilities                                            $85,200                                 $94,108
Long-term debt, net of current maturities                                                                                      52,017                                 288,669
Other long-term liabilities                                                                 12,178                                 16,574
Equity and noncontrolling interest                                                                            126,133                                 (10,191)
Total liabilities and equity                                                                 $275,528                                 $389,160

Liquidity Summary
"December 31,
2010"                      "September 30,
2010"
Remaining Revolver Capacity                                                                 $30.6                                 $34.0
Cash                       5.3                       4.6
Note:  Total liquidity expected to decline during 1Q2011.

Trend in Average Selling Prices
% Change Versus Prior Year Comparable Period
Oct-09                      2.0%
Nov-09                      -1.7%
Dec-09                      -2.4%
Jan-10           -7.5%
Feb-10                      -1.1%
Mar-10                      -5.5%
Apr-10                      -5.5%
May-10                      -2.7%
Jun-10                      -5.1%
Jul-10           -5.6%
Aug-10                      -5.6%
Sep-10                      -2.9%
Oct-10                      -2.7%
Nov-10                      1.4%
Dec-10                      -1.0%
Jan-11           0.8%
Feb-11                      -3.3%

Percent Change in Backlog Versus Prior Year Period
JAN           -28.8%                      2.4           2
FEB           -23.7%                      4.4           2
MAR           -26.2%                      1.8           3
APR           -30.0%                      2.8           5
MAY           -21.6%
JUN           -15.5%
JUL           -20.2%
AUG           -20.6%
SEP           -23.4%
OCT           -23.5%
NOV           -21.2%
DEC           -14.9%
JAN           -10.0%
FEB           -3.9%
MAR           4.5%
APR           28.8%
MAY           15.2%
JUN           10.3%
JUL           10.8%
AUG           9.7%
SEP           11.8%
OCT           15.3%
NOV           21.2%
DEC           27.6%
JAN           13.9%
FEB           14.8%

Key Investment Highlights
Poised to benefit from rebound in construction activity
Experienced management team lead by industry veterans throughout the organization
Solid financial condition with recapitalized balance sheet
High quality assets with significant market share located in attractive markets
Strategic customer of vertically integrated cement producers due to volume

Disclosure of Non-GAAP Financial Measures
U.S. CONCRETE, INC.
ADDITIONAL STATISTICS
(In thousands, unless otherwise noted; unaudited)
 We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for presentations of our adjusted EBITDA and adjusted EBITDA margin for the years 2008, 2009, and 2010.
We define adjusted EBITDA as our net income (loss) from continuing operations plus the provision (benefit) for income taxes, net interest expense, reorganization costs, non-cash impairments, depreciation, depletion and amortization. We define adjusted EBITDA margin as the amount determined by dividing adjusted EBITDA by total revenue.  We have included adjusted EBITDA and adjusted EBITDA margin in the accompanying tables because they are often used by investors for valuation and for comparing our financial performance with the performance of other building material companies. We also use adjusted EBITDA to monitor and compare the financial performance of our operations. Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures.  In addition, our presentation of adjusted EBITDA may not be comparable to similarly titled measures other companies report.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

Disclosure Non-GAAP Financial Measures

U.S. Concrete, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) from continuing operations to Adjusted EBITDA

(amount in thousands)	Year Ended 31-Dec-10	Year Ended 31-Dec-09	Year Ended 31-Dec-08
Adjusted EBITDA reconciliation:			
Net income (loss) from continuing operations	$ 19,763	$ (78,354)	$ (128,454)
Income tax expense (benefit)	628	(315)	(17,996)
Interest expense, net	20,754	25,941	26,470
Goodwill and other asset impairments	-	47,595	135,613
Depreciation, depletion and amortization	23,744	26,325	25,446
Derivative income	(996)	-	-
Gain on purchase of senior notes	-	(7,406)	
Reorganization Items	(59,191)	-	-
Reorganization items included in SG&A expenses	7,790	-	-
Non-cash loss on sale of Sacramento assets	-	2,954	-
Adjusted EBITDA	$ 12,492	$ 16,740	$ 41,079
Adjusted EBITDA margin	2.7%	3.4%	6.0%

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BB&T Commercial & Industrial Conference
April 7, 2011